Exhibit 10.1
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. [OMITTED] INDICATES THAT INFORMATION HAS BEEN REDACTED.
PURCHASE AGREEMENT
(Marketplace at Highland Village – Highland Village, TX)
THIS PURCHASE AGREEMENT (this “Agreement”) is made effective as of December 18, 2023 (the “Effective Date”) by and between DDR HIGHLAND VILLAGE LP, a Delaware limited partnership (“Seller”), and Core Power Highland Village, LLC, a Delaware limited liability company (“Buyer”).

SECTION 1	THE PROPERTY.
1.1Seller agrees to sell and Buyer agrees to purchase the real property consisting of approximately 20.8 acres of land situated at the location generally known as 3060 Justin Road in the Village of Highland, the County of Denton and the State of Texas, and more particularly described on Exhibit “A”, together with all improvements located thereon, if any, and all appurtenant easements, rights, and privileges (the “Property”). Notwithstanding the foregoing, the Property shall not and does not include the Condemned Area (as hereinafter defined). The Property is commonly referred to as Marketplace at Highland Village, as shown on the site plan attached as Exhibit “B”.
1.2At Closing, Seller further agrees to assign, transfer and convey to Buyer, and Buyer agrees to acquire and assume from Seller, for no additional consideration (aside from the Purchase Price (as hereinafter defined) as more particularly set forth herein), Seller’s right, title and interest in and to the following:
a)All of Seller’s right, title and interest, if any, in and to all apparatus, fittings and fixtures in or on the Property or which are attached thereto (the “Fixtures”); provided, however, that the foregoing shall in no event include any Fixtures owned by the tenants;
b)All of Seller’s right, title and interest, if any, in and to any equipment, machinery and personal property located in or on the Property and owned by Seller (the “Personal Property”);
c)All of Seller’s right, title and interest, if any, in and to the trademark, service mark, trade name and name directly relating to “Marketplace at Highland Village” (the “Intellectual Property”);

d)The landlord’s and lessor’s interest in all leasehold estates created by the Leases and the Temporary Occupancy Agreements (each as hereinafter defined);
e)All of Seller’s right, title and interest, if any, in and to all warranties and guaranties, if any, relating to the Property, to the extent transferrable and/or assignable (collectively, the “Warranties”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Warranties;
f)All of Seller’s right, title and interest, if any, in and to all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property, to the extent transferrable and/or assignable (the “Permits”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Permits; and
g)All of Seller’s right, title and interest, if any, in and to all Permitted Exceptions (as hereinafter defined).
1.3    Buyer hereby acknowledges that Seller has received that certain Valuation & Advisory Services letter dated December 27, 2022 (as supplemented by that certain Offer Letter dated June 5, 2023, further supplemented by that certain Real Estate Appraisal Report dated January 31, 2023, and further supplemented by that certain Administrative Settlement Approval letter dated July 21, 2023, the “TxDOT Letter”) on behalf of the Texas Department of Transportation (“TxDOT”) with respect to certain areas of the Property that are subject to a condemnation proceeding as described in the TxDOT Letter (the “Condemned Area”).  Buyer has received a copy of the TxDOT Letter.  Seller and Buyer acknowledge and agree that Seller shall be entitled to, and shall have the sole claim to, any condemnation award paid in respect of the Condemned Area, whether paid to Seller or Buyer before or after Closing.  Buyer hereby disclaims and forever waives any and all right, title or interest in or to any such condemnation award in respect of the Condemned Area.  If all or any portion of such condemnation award is received by Buyer after the Closing, Buyer shall promptly notify Seller and arrange for payment of such condemnation award to Seller, which payment shall be made within ten (10) business days of Buyer’s receipt of such payment.  Seller shall cooperate in good faith with Buyer in order to ensure that Buyer is not liable for any portion of real estate taxes or any other costs related to the Condemned Area, and Seller shall indemnify Buyer from same. This Section 1.3 shall survive Closing and delivery of the Deed (as hereinafter defined) until the expiration of the Survival Period (as hereinafter defined).

SECTION 2	PURCHASE PRICE.
Buyer agrees to pay Seller, as the purchase price for the Property, the sum of Forty-Two Million One Hundred Thousand and 00/100 Dollars ($42,100,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

a)Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit Six Hundred Thirty-One Thousand and 00/100 Dollars ($631,000.00) with the Escrow Agent (as hereinafter defined) in escrow as an earnest money deposit. Such earnest money deposit and any interest thereon shall be referred to herein as the “Earnest Deposit”). In the event Buyer fails to deliver the Earnest Deposit within such two (2) business day period, then same shall constitute an immediate event of default under this Agreement and Seller shall be entitled to terminate this Agreement upon written notice to Buyer. The Earnest Deposit shall be nonrefundable once it is paid but shall be applicable to the Purchase Price at Closing;
b)Buyer shall deliver the Purchase Price, less the Earnest Deposit, and the credits authorized to Buyer, in immediately available funds in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined); and
c)Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the One Hundred and 00/100 Dollars ($100.00) non-refundable portion of the Earnest Deposit will be promptly distributed to Seller and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the independent consideration to Seller will be promptly returned to Buyer.

SECTION 3	ESCROW AND TITLE INSURANCE.
3.1Escrow Agent. The parties hereto designate First American Title Insurance Company, 1660 West Second Street, Suite 650, Cleveland, Ohio 44113, Attn: Rebecca S. Groetsch, Phone: 216-802-3502, Email: rgroetsch@firstam.com (the “Title Company”) as the escrow agent (the “Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and: (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with the terms of this Agreement upon the written approval of Seller and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.
a)Escrow Agent is hereby appointed by Buyer and Seller to receive, hold and dispose of the Earnest Deposit set forth above and the Roof Escrow Funds (as hereinafter defined) in accordance with the terms and conditions hereof.  Escrow Agent shall not release any or all of the Earnest Deposit without joint written instructions from Buyer and Seller.  Escrow Agent is acting solely as a stakeholder and depository, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or for the identity or authority of any person executing or depositing it.
b)Buyer and Seller agree to indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney’s fees in connection with or in any way arising out of this Agreement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct.
c)In the event of a dispute concerning the Earnest Deposit and/or the Roof Escrow Funds, Escrow Agent may continue to hold the Earnest Deposit and/or the Roof Escrow Funds pursuant to the terms hereof, or may, after giving Buyer and Seller at least 15 days’ advance, written notice, at the joint and several cost of the Buyer and Seller, deposit the same in a court of competent jurisdiction.  Escrow Agent may dispose of the Earnest Deposit and/or the Roof Escrow Funds in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.
d)Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.
e)Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be.
3.2Title/Survey.
a)Seller has ordered from the Title Company a commitment (the “Commitment”) to issue an ALTA Owner’s Policy of Title Insurance in an amount equal to the Purchase Price (the “Title Policy”). Buyer shall have the right to order and obtain, at its expense, a new survey or an update of Seller’s existing survey, if any, of the Property (collectively, the “Survey”). In the event Buyer desires to obtain a Survey, then Buyer shall order same no later than five (5) days after the Effective Date and shall deliver a copy of the Survey to Seller promptly upon receipt from the surveyor. The Survey shall be certified to Seller, Buyer and the Title Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. On or before the Closing Date, Seller shall execute and deliver to the Title Company an affidavit to delete the standard preprinted exception for mechanic’s liens from the Title Policy, substantially in the form of Exhibit “H” (the “Title Affidavit”). It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).

b)Buyer had the right to object to: (i) any matters disclosed by the Commitment (“Title Objections”), and (ii) any matters disclosed by a Survey (“Survey Objections”); and Buyer delivered written notice of valid Title Objections or Survey Objections on or before November 22, 2023. Any objections other than those contained in the Objections shall be deemed to be waived other than as to the Mandatory Cure Items, which Mandatory Cure Items shall be deemed objected to whether or not set forth in any Objections delivered by Buyer. Buyer delivered in a timely manner written notice of any valid Title Objections and/or Survey Objections (collectively, “Objections”), and Seller timely notified Buyer in writing (“Seller’s Response”) whether Seller elected, in Seller’s sole discretion, to: (i) cure any such Objections on or prior to the Closing Date, or (ii) not to cure any such Objections. If Seller elected to cure an Objection under the previous sentence and fails to do so by the Closing Date, Buyer shall have the right to (x) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. “Mandatory Cure Items” mean, except for real estate taxes and assessments not yet due and payable as of the Closing, and mortgages, liens and other encumbrances that are Permitted Exceptions, all mortgages, deeds of trust and monetary liens of ascertainable amounts encumbering the Property incurred by, for, or on behalf of Seller. Mandatory Cure Items shall be paid by Seller at or prior to Closing, or removed from record by the Title Company. For clarity, in no event shall the foregoing require Seller to satisfy or expend money to remove any mortgages, deeds of trust or monetary liens of ascertainable amounts incurred by, for, or on behalf of any entity, tenant or other occupant of the Property other than Seller.
c)Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property, and any liens or encumbrances affecting the Property, Buyer acknowledges and agrees that it is relying upon the Title Policy. If Buyer has a claim under the Title Policy and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Seller in this Agreement or the Deed, Buyer agrees that it will look first to the Title Policy for recovery of such claim, and Buyer shall only assert any claim against Seller for recovery of such claim after all remedies available to Buyer under the Title Policy are exhausted and any recovery from Seller hereunder shall be in excess of remedies received by Buyer under the Title Policy. In the event that, before the expiration of the Survival Period, Buyer files a claim with the Title Company and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Seller in this Agreement or the Deed, the Survival Period as to the representation, warranty or covenant that is the subject of Buyer’s claim, and only as to such representation, warranty of covenant, shall be automatically extended until all remedies available to Buyer under the Title Policy are exhausted in order to provide an opportunity for Buyer to make a claim against Seller as to the representation, warranty or covenant that is the subject of Buyer’s claim with the Title Company, and only as to such representation, warranty of covenant. This Subsection shall survive Closing and delivery of the Deed (as hereinafter defined).
d)The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer.
3.3Release of Mortgages. Seller shall at the Closing be obligated to remove of record any Mandatory Cure Items.

SECTION 4	CONVEYANCE.
On the Closing Date, Seller shall convey title to the Property by special warranty deed in the form attached hereto as Exhibit “J” (the “Deed”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters disclosed by the Survey or which would be disclosed by any accurate survey of the Property; (v) matters of record as of the Effective Date (x) not objected to by Buyer, (y) which were Objections and Buyer elected to waive in accordance with Section 3.2 above or (z) which are not Mandatory Cure Items; (vi) the rights of tenants in possession as tenants only; and (vii) the rights of any third-party pursuant to any unrecorded cable agreement more particularly described on Exhibit “C” attached hereto (the “Cable Agreements”), if any, and any licensees and/or temporary occupants under the Temporary Occupancy Agreements, if any. Transfer of Seller’s interest as landlord under the leases then in effect at Closing with respect to the Property (collectively, the “Leases”) shall be made by an Assignment and Assumption Agreement (the “Assignment of Leases”), substantially in the form of the Assignment of Leases and Guaranties attached hereto as Exhibit “D” and made a part hereof, to be executed by Seller and Buyer effective as of Closing. The Leases in effect as of the Effective Date are more particularly described on Exhibit “C” attached hereto and made a part hereof. In addition, Seller shall assign to Buyer at Closing the Cable Agreements and all license agreements and other temporary occupancy agreements then in effect with respect to the Property (collectively, the “Temporary Occupancy Agreements”). The Cable Agreements and Temporary Occupancy Agreements in effect as of the Effective Date, if any, are also set forth on Exhibit “C” attached hereto.

SECTION 5	PRORATIONS AND CLOSING COSTS.
5.1Rents.
a)     Subject to the terms of Section 5.1(b), all collected Rents (as hereinafter defined) shall be prorated between Seller and Buyer as of 11:59 PM on the day prior to the Closing Date. Seller shall be entitled to all collected Rents attributable to any period prior to, but not including, the Closing Date. Buyer shall be entitled to all collected Rents attributable to any period on and after the Closing Date. After Closing, for a period of one hundred eighty (180) days, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall have an exclusive right to collect the sums due Seller under the Leases on Seller’s behalf after Closing. The terms of the immediately preceding sentence shall survive the Closing Date and not be merged therein. “Rents” shall mean all base rents, additional rent and operating expense reimbursements and escalations due from the tenants of the Property under the Leases and Temporary Occupancy Agreements.
b)    Notwithstanding anything to the contrary contained in the foregoing provisions of Section 5.1(a), with respect to any Rents in the form of a percentage of a tenant’s gross sales in excess of a predetermined threshold or breakpoint (whether in excess of a predetermined threshold or breakpoint or in lieu of base rent or otherwise) (“Percentage Rent”), such Percentage Rent, if any, payable under each Lease shall be prorated with respect to the full lease year or other applicable full period provided for under the applicable Lease in which the Closing occurs on a per diem basis as and when collected. The proration of Percentage Rent, if any, shall be based on aggregate sales for the full lease year or other applicable full period under the Lease, without attributing tenant’s specific sales amount to the period before the Closing Date or the period from and after the Closing Date. Any Percentage Rent collected by Buyer (including any Percentage Rent which is delinquent) and pertaining to (i) an entire lease year or accounting period of a tenant under a Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter shall, in both cases, be paid to Seller promptly after receipt by Buyer. In connection with Seller’s right to collect a portion of Percentage Rent following the Closing Date, Seller may request, and Buyer shall promptly provide, tenant’s sales figure and calculations relating to Percentage Rent to confirm the calculation and payment thereof. The foregoing paragraph shall survive the Closing Date and not be merged therein.
5.2Property Operating Expenses.
a)Operating Expenses (as hereinafter defined) for the Property shall be prorated as of 11:59 PM on day prior to the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property, if any (collectively, the “Operating Expenses”), incurred prior to, but not including, the Closing Date (except for those Operating Expenses payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Operating Expenses attributable to the Property on and after the Closing Date. All Operating Expenses paid or payable by tenants in accordance with the Leases shall be allocated between Seller and Buyer, with Seller responsible for periods prior to, but not including, the Closing Date and Buyer responsible for all periods on and after the Closing Date, and all applicable amounts to be trued up between Seller and Buyer in accordance with this Section 5.2. Seller agrees to use commercially reasonable efforts to cause all meters for all public utilities (including water) being used on the Property to be read on the day of giving possession to Buyer, or as soon as reasonably practical following the Closing Date. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:00 AM on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property.
b)2023 and 2024 Calendar Year Reconciliation. Within ninety (90) days following the Closing Date, Seller shall complete and deliver a 2023 Reconciliation (as defined below) and a 2024 Reconciliation (defined below) (collectively, the “Reconciliations” and each, a “Reconciliation”) to Buyer. If the Reconciliation shows that Tenants have overpaid Operating Expenses to Seller for the 2023 calendar year or the Seller’s Ownership Period (as defined below), Seller shall remit to Buyer, concurrently with Seller’s delivery of the Reconciliations, the amount of such overpayment whereupon Buyer shall be solely responsible for refunding to Tenants (as and when required pursuant to the terms of their respective Leases) such overpayments remitted to Buyer. Within the thirty (30) day period following Seller’s delivery of the Reconciliations, Seller and Buyer shall work in good faith to resolve any issues with respect to the Reconciliations. If either Reconciliation shows that one or more Tenants have underpaid Operating Expenses to Seller for the applicable time period, Buyer shall remit to Seller, within ten (10) business days after receipt thereof from the applicable Tenants, Seller’s share of the amount received by Buyer from Tenants in respect of such underpayment of Operating Expenses for Seller’s Ownership Period, which underpayment shall be billed to Tenants by Buyer as and when permitted in accordance with the provisions of their respective Leases subject to the provisions of Section 5.1. Except to the extent Seller has provided payment to Buyer in the amount of any overpayment made by Tenants described above, Seller shall remain responsible and liable to Buyer to refund to Tenants (or reimburse to Buyer, for any refunds made by Buyer to Tenants) the amount of any overpayment made by Tenants for Operating Expenses applicable to any period prior to the Closing Date, such responsibility and liability to survive Closing until such time as all audit rights of Tenants under Leases with respect to any periods prior to the Closing Date shall have expired and all amounts owing to Tenants as a result of any such audits shall have been fully paid by Seller to the applicable Tenants (directly or by reimbursement to Buyer as aforesaid). “2023 Reconciliation” means a reconciliation of the amounts collected from Tenants for Operating Expenses for the 2023 calendar year and the amounts actually incurred by Seller for Operating Expenses for the 2023 calendar year. “Seller’s

Ownership Period” means the period from January 1 of the year in which the Closing Date occurs through and including the day immediately preceding the Closing Date. “2024 Reconciliation” means a reconciliation of the amounts collected from Tenants for Operating Expenses for Seller’s Ownership Period and the amounts actually incurred by Seller for Operating Expenses for Seller’s Ownership Period.
This Section 5.2 shall survive the Closing and not be merged therein.
5.3Real Estate Taxes and Assessments.
a)Real estate taxes and assessments, both general and special that are payable to the taxing authority (collectively, the “Tax Expense”) shall be prorated as of 11:59 PM on day prior to the Closing Date. Seller shall pay all due and payable 2023 real estate taxes attributable to the Property at Closing. Seller shall be responsible for the Tax Expense attributable to the Property prior to, but not including, the Closing Date (except for the Tax Expense, whether actually paid or unpaid, which is payable directly by tenants to the taxing authority for such tenant’s leased premises in accordance with the Leases), and Buyer shall be responsible for the Tax Expense attributable to the Property on and after the Closing Date. If the Closing occurs prior to the receipt by Seller of the bill for the Tax Expense for the calendar year in which the Closing occurs, the Tax Expense shall be prorated based on the last officially certified and available tax duplicate. Monthly and/or lump sum amounts Seller, as landlord, has collected from tenants under the Leases and Temporary Occupancy Agreements as reimbursements or prepayments of Seller’s Tax Expense (collectively, “Tax Receivables”) shall be prorated between Buyer and Seller as of the Closing Date. The collected Tax Receivables shall be matched against the applicable Tax Expense to which they relate. Seller shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the period prior to, but not including the Closing Date, and Buyer shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the Closing Date or thereafter. After receipt of a final bill for the Tax Expense, Buyer shall promptly prepare and present to Seller a calculation of the re-proration of the Tax Expense and Tax Receivables, based upon the actual amount of such Tax Expense charged and/or Tax Receivables received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer's calculation and appropriate back-up information. Buyer shall provide Seller with appropriate backup materials related to the calculation. With respect to any portion of the Property that is a separate tax parcel, and the applicable tenant pays the Tax Expense with respect to such parcel directly to the taxing authority under the terms of its lease, the Tax Expense for that parcel shall not be prorated between Buyer and Seller at Closing as such tenant(s) shall be responsible for paying the taxing authority for such Tax Expense as it becomes due pursuant to the terms of its lease.
b)Notwithstanding the foregoing, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and Seller shall have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property, with respect to tax assessments for the Property. If Buyer is successful in any such tax appeal attributable to Seller’s ownership period of the Property, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Buyer will also calculate and apply to tenants’ accounts credits and charges where applicable. Buyer will provide copies of this calculation, along with copies of the billings to Seller, along with any balance due to Seller. All prorations hereunder shall be made within thirty (30) days after presentment of invoices or receipt of amounts applicable to this Subsection. Seller shall not have any rights to file a tax appeal for the year of Closing, and Seller shall not withdraw, settle, or otherwise compromise any protest or reduction proceeding in respect of the real estate taxes assessed against the Property in (i) a manner that impacts Buyer’s rights related to the Property from the date of Closing onward, including but not limited to Buyer’s abilities to appeal taxes for the year of Closing or any subsequent years, or (ii) in a manner that in any way sets or agrees to any sort of tax allocation for 2024 or any year thereafter.
c)This Section 5.3 shall survive the Closing and not be merged therein.
5.4Costs to be Paid by Seller. Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
a)the cost of recording the Deed;
b)one-half (1/2) of all governmental transfer taxes and conveyance fees on the sale and transfer of the Property;
c)the premium for the Title Policy;
d)one half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
e)the commission due to the Broker, as described and defined in Section 11 below; and
f)the fees and expenses of Seller’s attorney(s).
5.5Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:
a)one-half (1/2) of all governmental transfer taxes and conveyance fees on the sale and transfer of the Property;
b)the cost of the title examination, the Commitment, and the cost of any endorsements to the Title Policy;

c)one-half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
d)the cost of the Survey, if obtained;
e)all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing;
f)all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and
g)the fees and expenses of Buyer’s attorney(s).
5.6Security Deposits. Attached hereto as Schedule 5.6 is a list of all security deposits and reserves held by Seller under the Leases as of the Effective Date. At Closing, all security deposits and reserves from the tenants under the Leases, to the extent paid by such tenants to Seller and not applied by Seller prior to the Effective Date (including, without limitation, application by Seller against any accounts receivable from such tenants that were previously due to Seller to the extent appropriately applied pursuant to the applicable Lease), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Seller free and clear of any and all claims on the part of tenants. From and after Closing, Buyer shall be responsible for maintaining as security deposits, reserves and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.
5.7Leasing Commissions; Tenant Improvement Allowances. Attached hereto as Schedule 5.7 is list of all unpaid leasing commissions and tenant improvement allowances as of the Effective Date with respect to any Leases which exist as of the Effective Date (each an “Existing Lease” and collectively, the “Existing Leases”). At (and subject to) Closing, to the extent there are any unpaid leasing commissions and tenant improvement allowances with respect to any Existing Lease, Buyer shall (i) receive a credit against the Purchase Price in the amount of any unpaid leasing commissions and tenant improvement allowances with respect to such Existing Leases, and (ii) assume the obligation for the payment of unpaid leasing commissions and tenant improvement allowances with respect to Existing Leases. Pursuant to the foregoing sentence, but without limiting same, at Closing Buyer shall receive the following credits against the Purchase Price:
(i)    in respect of the Fast N Furious Japanese Grill Lease, a credit in an amount equal to the leasing commission due in connection with the Lease, tenant improvement allowance owed in connection with the Lease, and monthly base rent and reimbursements due from the tenant under said Lease, prorated for the period from the Closing Date until the rent commencement date under said Lease, as further detailed on Schedule 5.7; and

(ii)    in respect of the T-Mobile Lease, a credit in an amount equal to the outstanding tenant improvement allowance owed in connection with the renewal of said Lease, as further detailed on Schedule 5.7.
In addition, Buyer shall be responsible for any and all leasing commissions, tenant improvement expenses and other leasing incentives in respect of any new lease or any renewal, extension or expansion of any Existing Lease entered into after the Effective Date that was approved or consented to by Buyer (or deemed approved or consented to by Buyer) in accordance with this Agreement. If and to the extent Buyer shall be responsible for any such leasing commissions, tenant improvement expenses and other leasing incentives in accordance with the foregoing, Buyer hereby expressly assumes the obligation to make such payments following the Closing Date, and Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) suffered by Seller as a result of Buyer’s failure to pay the aforementioned costs to the applicable broker or tenant when they become due and payable. All of the obligations of Seller and Buyer under this Section 5.7 shall survive Closing.

SECTION 6	POSSESSION AND CLOSING.
6.1Closing. The transaction contemplated herein shall be closed via an escrow established at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 4:00 PM (Eastern Time) on January 11, 2024. The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”.
6.2Seller’s and Buyer’s Closing Deliveries.
a)To effect the Closing, Seller shall deliver to the Escrow Agent the following:
(i)the Deed;
(ii)signed counterparts of the Assignment of Leases (which shall include an assignment and assumption of Seller’s interest in the Cable Agreements and Temporary Occupancy Agreements, if any);
(iii)a certificate and affidavit of non-foreign status;
(iv)a completed 1099-S request for taxpayer identification number and certification and acknowledgment;
(v)the Title Affidavit;
(vi)signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “E” attached hereto and made a part hereof (the “Tenant Notice Letters”), advising them of the sale of the Property and directing them where to send all future rent and notices;
(vii)certificates or resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller;
(viii)a Bill of Sale and General Assignment in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits, substantially in the form of Exhibit “F” attached hereto and made a part hereof (the “General Assignment”);
(ix)a certificate updating Seller’s representations and warranties set forth in Section 9.1 below, substantially in the form of Exhibit “I” attached hereto (the “Bring Down Certificate”); and
(x)a signed settlement statement with respect to the Closing.
b)Seller shall, not less than two (2) Business Days before Closing, deliver to Buyer an updated rent roll of the Property, dated not more than five (5) business days before Closing, such rent roll to be in the same format as used by Seller in its ordinary operations of the Property.
c)Within three (3) business days following the Closing, Seller shall deliver to Buyer, to the extent in Seller’s possession, building plans and certificates of occupancy to the Property. As soon as reasonably practicable following the Closing, Seller and Buyer shall schedule a date and time for a representative of Seller to meet a representative of Buyer at the Property to deliver to Buyer keys to the Property. This obligation of Seller under this clause c) shall survive Closing.
d)Within three (3) business days following the Closing, Seller shall deliver to Buyer executed counterparts of all Leases and any amendments, guarantees and other documents relating thereto, to the extent in Seller’s possession.
e)Seller shall have access to the Property for a period of three (3) business days following the Closing Date for the purpose of removing Seller’s, marketing and other signage and otherwise removing items at the Property identifying Seller (“Seller’s Marketing Signs”). Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all losses, costs, expenses and liabilities suffered by Buyer directly as a result of Seller’s entry upon the Property following Closing in connection with Seller’s removal of Seller’s Marketing Signs from the Property. The foregoing indemnity shall survive Closing for a period of one (1) year.
f)To effect the Closing, Buyer shall deliver to the Escrow Agent:

(i)signed counterparts of the Assignment of Leases, the Tenant Notice Letters and the General Assignment;
(ii)a signed settlement statement with respect to the Closing;
(iii)such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein; and
(iv)a letter to Seller on Buyer’s letterhead directing Seller where any amounts delivered by the tenants to Seller following the Closing that relate to Buyer’s period of ownership should be delivered, including, without limitation, Buyer’s wiring instructions.
g)Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow as of 2:00 PM Eastern Time on the Closing Date. At Closing, the Escrow Agent shall:
(i)deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located;
(ii)pay to Seller the Purchase Price less any credits to which Buyer is entitled, charge Seller and Buyer for the closing costs as set forth in Section 5 above, and disburse the Earnest Deposit to Seller, all in accordance with the agreed upon settlement statement;
(iii)cause the Title Company to issue the Title Policy; and
h)Upon Closing, Seller shall deliver exclusive possession of the Property to Buyer, except for the rights of any parties under the Permitted Exceptions.
i)Within three (3) days following the Closing Date, Buyer or Escrow Agent, at Buyer’s option, cost and expense, shall assemble fully executed versions of the Tenant Notice Letters and deliver them to the tenants pursuant to the Leases and Temporary Occupancy Agreements. Copies of the fully executed Tenant Notice Letters, together with evidence of their delivery, shall be provided to each of Buyer and Seller promptly following delivery to the tenants. The provisions of this Section 6.2(i) shall survive Closing.
6.3Estoppels.
a) In accordance with the further terms and conditions of this Section 6.3, Seller shall use its good faith efforts to obtain tenant estoppel certificates (the “Tenant Estoppels”) from the tenants under the Leases. Prior to Seller’s delivery of Tenant Estoppels to the Tenants of the Property, Seller shall deliver the same to Buyer for Buyer’s review. Buyer shall have three (3) Business Days after receipt thereof to review and comment on the Tenant Estoppels that Seller intends to deliver to such Tenants. For purposes of this Section 6.3, Seller agrees that Buyer may, in its discretion, deliver comments and objections solely via electronic mail to the email address(es) of Seller set forth in Section 14.7 of this Agreement. In the event Buyer does not provide comments to the Tenant Estoppels within such three (3) Business Day period, Buyer shall be deemed to have waived its right to so comment. Notwithstanding the foregoing, at a minimum Seller shall deliver to Buyer at or prior to Closing a Qualifying Tenant Estoppel from: (i) the following tenants: T.J. Maxx / HomeGoods, LA Fitness, DSW, Petco, Sola Salon Studios and Dollar Tree (each a “Major Tenant”); and (ii) tenants under the Leases leasing not less than fifty percent (50%) of the remaining open and occupied gross leasable area of the Property that are subject to Leases with an original term of more than twelve (12) months (“Non-Major Tenants”). The Qualifying Tenant Estoppels required to be delivered pursuant to the preceding sentence and that are a condition to Closing as more particularly set forth herein are defined collectively as the “Required Estoppels”. “Qualifying Tenant Estoppels” means, with respect to any Lease, a Tenant Estoppel that does not identify any default under the applicable Lease or reflect any material deviation from the information pertaining to such Lease provided by Seller in the Due Diligence Materials. For clarity, Buyer and Seller acknowledge and agree that in no event shall anything disclosed in any of the Due Diligence Materials or any circumstance or state of facts that Buyer discovered in connection with the Inspections (as hereinafter defined) constitute a “default” which would render a Tenant Estoppel unacceptable for purposes of this Section 6.3.
b)The form of the Tenant Estoppel shall be substantially in the form of Exhibit "G" attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit "G", then Buyer shall accept any estoppel certificate and any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant's lease; and provided further, however, that under no circumstances shall any Tenant Estoppel delivered in connection with this Section 6.3 be considered a Qualifying Tenant Estoppel to the extent the tenant discloses any default by Seller under the applicable Lease. For clarity, Buyer and Seller acknowledge and agree that in no event shall anything disclosed in any of the Due Diligence Materials or any circumstance or state of facts that Buyer discovered in connection with the Inspections (as hereinafter defined) constitute a “default” which would render a Tenant Estoppel unacceptable for purposes of this Section 6.3.
c)Buyer shall, within three (3) business days after Buyer's receipt of any executed Tenant Estoppels from Seller, respond to Seller in writing indicating whether Buyer accepts such Tenant Estoppel and providing any specific comments or concerns that Buyer has with respect to such Tenant Estoppels as a result of Buyer's review of such Tenant Estoppels and the applicable Lease for such tenant. If Buyer fails to respond to Seller within such three (3) business day period, the Tenant Estoppels delivered by Seller shall be deemed accepted by Buyer.

d)Additionally, in the event that Seller has been unable to obtain a Tenant Estoppel from any Non-Major Tenants as of the Closing Date, Seller shall have the option, but not the obligation, to deliver Seller estoppel certificates (“Seller Estoppels”) at or prior to Closing for any Non-Major Tenants under the Leases leasing not more than five percent (5%) of the open and occupied gross leasable area of the Property that are subject to Leases with an original term of more than twelve (12) months, which Seller Estoppels shall set forth information of the applicable Lease necessary to complete the form attached hereto as Exhibit “G”, including but not limited to whether or not, to Seller's actual knowledge, Seller has delivered to, or received from, any such tenants, a written notice of default, which default remains uncured as of the date of such Seller Estoppel. Under no circumstances shall delivery of Seller Estoppels be permitted with respect to the Major Tenants. A Seller Estoppel (if given) shall be an acceptable substitute for the respective Tenant Estoppel not yet received and shall count toward the delivery requirement with respect to the Required Estoppels, if such an estoppel is a Qualifying Tenant Estoppel. The statements made by Seller in any Seller Estoppel shall be deemed to be representations and warranties of Seller contained in this Agreement to the same extent, and with the same effect, as if such representations and warranties were set forth in Section 9.1 of this Agreement and shall be subject to all of the terms and provisions of Section 9.1 of this Agreement, including, without limitation, the Floor (as hereinafter defined), the Cap (as hereinafter defined) and the Survival Period (as hereinafter defined). Notwithstanding anything contained herein to the contrary, in the event a Seller delivers a Seller Estoppel to Buyer and at any time thereafter (whether before or after Closing) Seller or Buyer obtains a Qualifying Tenant Estoppel which corresponds to a delivered Seller Estoppel (a “Corresponding Tenant Estoppel”), then such Corresponding Tenant Estoppel shall be substituted for the corresponding Seller Estoppel and, upon Buyer's receipt of such Corresponding Tenant Estoppel, the corresponding Seller Estoppel shall automatically become null and void and be of no further force or effect and Seller shall have no liability therefor.
e)In the event Seller has been unable to obtain the Required Estoppels at or prior to Closing, Seller and Buyer each shall have the right, upon written notice to the other party delivered at least two (2) business days prior to the Closing Date, to extend the Closing Date by up to thirty (30) days in order to allow Seller additional time to obtain all Required Estoppels. Following an extension of the Closing Date as set forth in the preceding sentence, Closing shall occur on the earlier of the date that is five (5) business days following receipt of the last outstanding Required Estoppel or the Closing Date as extended pursuant as set forth in the preceding sentence. Seller shall have no obligation to update any Tenant Estoppels described in this Section 6.3 at or prior to Closing. Notwithstanding anything contained herein to the contrary, if Buyer has not received the Required Estoppels in accordance with the terms of this Section 6.3 at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and Buyer shall have the right to (i) terminate this Agreement by delivery of written notice to Seller, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (ii) waive such requirement and proceed to Closing.
f)Additionally, Seller agrees to request Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) in a commercially reasonable form as may be provided by Buyer or Buyer’s lender, from such tenants under the Leases as may be requested by Buyer’s lender; provided however, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete any SNDAs on behalf of Buyer or Buyer’s lender, and delivery of any SNDAs shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Buyer shall deliver the identity of its lender to Seller, together with the fully completed SNDA forms as to such tenants where Buyer’s lender is requesting an SNDA, by the Effective Date; provided, however, that if no such SNDA forms are provided to Seller prior to such deadline, then Seller shall be under no obligation to request SNDAs hereunder.
g)Seller shall request estoppel certificates (the “REA Estoppel Certificates”) from all parties other than Seller to any reciprocal easement agreements, operating agreements, declarations of covenants, conditions and restrictions and reservation of easements, agreements for onsite and/or offsite stormwater drainage, detention and/or retention, property owner’s association agreements, and other similar agreements (and all amendments, supplements and restatements of the foregoing) (collectively, the “REA Agreements”), substantially in (i) a commercially reasonable form as may be requested by Buyer, or (ii) such other form as is attached to the applicable REA Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete REA Estoppel Certificates on behalf of Buyer, and delivery of any REA Estoppel Certificates shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Buyer shall deliver to Seller the fully completed REA Estoppel Certificates as to such REA Agreements where Buyer is requesting a REA Estoppel Certificate, by not later than the Effective Date; provided, however, that if no such REA Estoppel Certificate forms are provided to Seller prior to such deadline, then Seller shall be under no obligation to request REA Estoppel Certificates hereunder.
6.4Covenants of Seller Pending Closing.
a)From the Effective Date through the Closing Date, Seller shall not, except as set forth as Schedule 6.4 attached hereto: (i) modify, cancel, extend or otherwise change in any manner the terms and provisions of the Leases (but the foregoing shall not prevent Landlord from accepting any notice of extension, cancellation or other action received from a Tenant pursuant to a right set forth in its Lease); (ii) enter into any new leases of space in the Property; (iii) enter into any contracts for services or otherwise that may be binding upon the Property following Closing or upon Buyer; in each instance without the express prior written consent of Buyer, in Buyer’s sole discretion. Buyer agrees to deliver to Seller such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within three (3) business days after receipt of a written request from Seller seeking any such consent. In the event Buyer fails to deliver to Seller such consent or refusal of consent (including Buyer’s reasons therefor), in writing, within three (3) business days after receipt of a written request from Seller, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Seller.
b)From the Effective Date through the Closing Date (the “Contract Period”), Seller shall (i) continue to operate the Property in substantially the same manner as Seller has prior to the Effective Date, (ii) promptly notify Buyer of any material change with respect to the Property (including, without limitation, as a result of casualty or condemnation) or of any event or circumstance which makes any covenant of Seller under this Agreement incapable or materially less likely of being performed; (iii) promptly deliver to Buyer copies of any material correspondence that Seller receives from any Tenant during the Contract Period; provided, however, that Seller’s obligations under this Section 6.4(b) shall not include any obligation (x) to perform any repairs, replacements, or improvements to the Property, or (y) to pay any other expenditures not in the ordinary, day-to-day maintenance of the Property.  In addition, as of the Closing Date, the Property will no longer be insured under Seller’s insurance program and Buyer shall be solely responsible for maintaining insurance on the Property after the Closing Date.
c)During the Contract Period, Seller shall not (without Buyer’s prior written approval) (i) voluntarily grant, create or assume any mortgage, lien, encumbrance, easement, covenant, condition, right-of-way or restriction on the Property; (ii) apply any security deposit, whether in the form of cash or letter of credit, held by Seller under any Lease, it being agreed that same shall be assigned, transferred or credited to Buyer at Closing in accordance with Section 5.6 hereof, (iv) amend any encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property, nor (v) transfer any part of the Property.

SECTION 7	CONDITION OF PROPERTY.
7.1“As-Is” Condition. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND SELLER’S SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED, BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND HAS NOT RELIED

UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE PROPERTY, THE CONDITION OF THE PROPERTY OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND SELLER’S SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY.
AS USED IN THE PRIOR PARAGRAPH, THE TERM “CONDITION OF THE PROPERTY” MEANS THE FOLLOWING MATTERS: (I) THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY; THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA; THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON; AND (II) THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE PROPERTY OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF: (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS

IN, ON, UNDER OR ABOUT THE PROPERTY THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS; AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTY.
Buyer’s Initials: JF
Except as specifically set forth in this Agreement, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.
Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.
7.2Buyer, on behalf of itself and affiliates, hereby waives and releases Seller from any claims arising out of the environmental condition of the Property and any claims under any applicable federal, state or local environmental laws (“Environmental Laws”), except claims for a breach of the representations and warranties set forth in this Agreement. For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. This Section shall survive Closing and delivery of the Deed.

SECTION 8	DUE DILIGENCE.
8.1Seller’s Due Diligence Materials. Within five (5) business days after the Effective Date, Seller will either make available (either at a physical location or via electronic data room) or deliver to Buyer, as and if available, a copy of the information set forth on Schedule 8.1 to facilitate Buyer’s due diligence review of the Property (the “Due Diligence Material”). Seller, however, shall have no liability with regard to such Due Diligence Material or provide any such Due Diligence Material that is not in Seller’s custody or control. Further, Seller makes no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material other than representations affirmatively made in this Agreement, and Seller shall have no obligation or liability with respect to any of the Due Diligence Material. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein.
8.2Inspections and Reports; Review of Commitment and Survey.
a)During the period commencing on October 30, 2023 and expiring at 5:00 PM (Eastern Time) on December 1, 2023 (the “Due Diligence Period”), Seller permitted Buyer and Buyer’s representatives to enter the Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Property for Buyer’s purposes (collectively, the “Inspections”). Prior to the Effective Date, pursuant to Section 3.2 herein, Buyer has also reviewed the status of title to the Property as set forth in the Commitment and all matters relating to the Survey. Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof. No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed. At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller. Any such Inspection shall be subject to any limitation under the Leases and shall be performed in a manner which does not interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property.
b)After the Effective Date, in the event that the Commitment is amended or supplemented by the Title Company to include new exceptions that do not appear on the Commitment delivered to Buyer by the Title Company prior to November 22, 2023 (the last such Commitment, the “Original Commitment”), then Buyer shall have until five (5) days following Buyer’s receipt of any such amended or supplemented Commitment to notify Seller of any disapproved item disclosed in the amended or supplemented Commitment that was not disclosed in the Original Commitment. In the event Seller is unwilling to commit to remove all of the new exceptions objected to by Buyer prior to Closing, Buyer may terminate this Agreement by delivering notice thereof in writing to Seller by the earlier to occur of (i) the Closing Date or (ii) five (5) days after Seller’s written notice to Buyer of Seller’s unwillingness to remove one or more of such new title exceptions. If Buyer terminates this Agreement pursuant to its rights set forth in the preceding sentence, the Earnest Deposit, together with all interest earned, shall be promptly returned to Buyer and neither party shall have any further obligations under this Agreement, except that if the recording of such new exception is a default by Seller under this Agreement, then notwithstanding the foregoing, Buyer shall be entitled to all rights and remedies provided in this Agreement upon the occurrence of a default by Seller.
c)Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section. Notwithstanding the foregoing, or anything to the contrary in this Agreement, in no event will Buyer’s indemnity obligation hereunder extend to any claim by Seller arising solely because of mere discovery of any existing adverse conditions or environmental contamination or legal noncompliance on the Property not caused or exacerbated by Buyer. Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage and shall name Seller as an additional insured. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Seller. All of the obligations of Buyer under this Section shall survive Closing or the termination of this Agreement.
8.3Confidentiality. The information, studies and Reports gathered by Buyer pursuant to this Agreement and the Due Diligence Materials (the “Information”) are confidential and are intended solely for the limited use and benefit of Buyer for the purpose of determining whether Buyer has interest in the acquisition of the Property. The Information shall be kept strictly confidential by Buyer and any recipients in accordance with the terms of this Agreement. The Information shall not be used by Buyer or any recipients other than in connection with evaluating the suitability of the Property for Buyer’s purposes. Moreover, Buyer agrees to reveal the Information only to those recipients who need to know such information for the purpose of evaluating the suitability of the Property for Buyer’s purposes, and to no other recipients. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto, unless otherwise required by law. If Seller’s consent is obtained by Buyer or contact of any governmental authority is required by law, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact, or such lesser period of time as may be afforded by applicable law, and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Seller may seek injunctive relief to prevent or limit an unauthorized disclosure of the Information and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.

8.43-14 Audit. Buyer has informed Seller that Buyer and/or its auditors will be required to complete, with respect to certain matters relating to the Property, an audit, pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “3-14 Audit”). In connection with the 3-14 Audit, Seller agrees to reasonably cooperate with Buyer by providing the operating statements and relevant supporting documentation of the Property for (i) the most recent complete calendar year immediately preceding the year in which Closing occurs and (ii) the interim period for the year in which Closing occurs (the “Audit Period”). Seller agrees to deliver detailed operating statements with respect to the Property (and/or each parcel of the Property) for the Audit Period to Buyer promptly after Closing. After Closing, Seller agrees to provide Buyer and/or its auditors any existing additional financial documentation in its possession reasonably requested in writing for purposes of any 3-14 Audit regarding the operation of the Property for the Audit Period (at no cost to Seller) within ten (10) business days of such written request. Buyer shall indemnify, defend, hold harmless and reimburse Seller for any out-of-pocket cost or liability directly resulting from any material error made by Buyer in reporting Seller’s provided operating statement in connection with the 3-14 Audit. The provisions of this Section 8.4 shall survive Closing or the earlier termination of this Agreement for a period of six (6) months.

SECTION 9	REPRESENTATIONS AND WARRANTIES.
9.1By Seller. Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date that:
a)Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
b)Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Seller. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.
c)To the actual knowledge of Seller, the execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property.
d)Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

e)To the actual knowledge of Seller, and except as may be covered by Seller’s insurance policy, Seller has not received written notice of any legal actions, suits or similar proceedings pending and served against the Property, nor, to the actual knowledge of Seller, has any legal action, suit or similar proceeding been threatened in writing against the Property, within the twelve (12) month period prior to the Effective Date, which in any case has not been cured, dismissed, settled or otherwise resolved.
f)To the actual knowledge of Seller, within the twelve (12) month period prior to the Effective Date, Seller has not received written notice of any pending actions, nor to Seller’s actual knowledge are there any threatened actions in writing, by any governmental authority having the power of condemnation or eminent domain which might result in all or any material portion of the Property or any interest therein being taken by eminent domain, condemnation or conveyed in lieu thereof, which in any case, has not been cured, dismissed, settled or otherwise resolved.
g)To the actual knowledge of Seller, within the twelve (12) month period prior to the Effective Date, Seller has received no written notice from any governmental authority alleging that the Property is in material violation of applicable laws, ordinances or regulations which has not been cured, dismissed, settled or otherwise resolved.
h)The Leases set forth on Exhibit “C” attached hereto are the only leases in effect with respect to the Property or any portion thereof as of the Effective Date. The copies of Leases made available to Buyer with the Due Diligence Materials are true, correct and complete copies of all such Leases as the same exist in Seller’s files as of the Effective Date. Such Leases are in full force and effect and as of the Effective Date (i) Seller has not given any tenant written notice that such tenant is in default of its Lease which default that has not been cured, dismissed, settled or otherwise resolved, (ii) Seller has not received from any tenant written notice of any claim, offset or default by Seller under any Lease that has not been cured, dismissed, settled or otherwise resolved, and (iii) to Seller’s knowledge, neither Seller nor any tenant is otherwise in material default of any Lease.
i)There are no service contracts, other contracts, agreements, arrangements or contractual obligations relating to the operation, management, leasing, construction or development of the Property that would be binding on Buyer or the Property after the Closing Date.
j)To the actual knowledge of Seller, and except as disclosed in any environmental assessment or other environmental report or documentation included as part of the Due Diligence Material, within the twelve (12) month period prior to the Effective Date, Seller has received no written notice that the Property is in material violation of any Environmental Laws which has not been cured, dismissed, settled or otherwise resolved.
k)Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of the Property other than this Agreement, the Leases and the Permitted Exceptions which remain binding upon Seller or the Property.
l)Except as provided in the Leases and on Schedule 5.7, as of the Effective Date, to the actual knowledge of Seller, no leasing commissions, tenant improvement costs, tenant allowances, brokerage commissions or other concessions or inducements are due or to become due with respect to any Lease.
m)Except as expressly provided in the Leases, to the actual knowledge of Seller, none of the tenants under the Leases have a right or option to purchase the Property or any part thereof.
n)Seller is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.
o)The rent roll, operating statements and other financial statements of the Property generated by Seller and heretofore or hereafter furnished to Buyer are the same rent roll, operating statements and other financial statements used by Seller in its ordinary operation and management of the Property.
If Seller discovers that any of the representations or warranties of Seller in Section 9.1 is inaccurate or incomplete as a result of a change of fact or circumstances (and not as a result of a representation or warranty otherwise being materially inaccurate as of the Effective Date or a representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement), then Seller shall promptly deliver written notice to Buyer of such change in facts or circumstances (each a “Change Notice”). Upon Seller’s delivery to Buyer of any Change Notice, the representation and warranty described in such Change Notice shall be deemed updated and/or revised as described in the Change Notice, and Seller shall have no liability to Buyer therefor. In the event that any representation or warranty by Seller in Section 9.1 above is materially inaccurate as of the Closing Date (as disclosed to Buyer or as otherwise known by Buyer or discovered by Buyer prior to Closing), and if such material inaccuracy is due to either: (i) such representation or warranty otherwise being materially inaccurate as of the Effective Date; or (ii) such representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement; then only under such circumstances shall Buyer, as its sole and exclusive remedy, have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Buyer expressly waives the right to sue Seller for damages.

Buyer may bring an action or proceeding alleging the untruth, inaccuracy or breach of any such warranties, representations and agreements that expressly survive Closing as provided for herein within the Survival Period, and the warranties, representations and agreements at issue will survive until full and final determination of the action or proceeding. However, if Buyer proceeds to Closing with actual knowledge, of any such untruth, inaccuracy or breach of any warranty, representation or agreement, Buyer is deemed to have waived any claims with respect to each such warranty, representation or agreement. Buyer shall be deemed to have actual knowledge of all matters arising and/or disclosed in the Due Diligence Material and in any Tenant Estoppels and REA Estoppel Certificates delivered to Buyer at or prior to Closing, and Seller’s representation and warranties as contained herein shall be deemed automatically updated to reflect all such matters arising and/or disclosed in the Due Diligence Material and any Tenant Estoppel and REA Estoppel Certificate upon delivery of such Tenant Estoppel or REA Estoppel Certificate to Buyer. Subject to the limitations in this paragraph, following Closing, Seller shall reimburse Buyer’s damages arising out of any untruth, inaccuracy or breach of any surviving warranty, representation or agreement hereunder, provided, however, that: (i) the valid claims for all such breaches hereunder aggregate to more than One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Floor”); (ii) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller after the Closing Date and prior to the expiration of the Survival Period; and (iii) in no event shall Seller’s aggregate liability to Buyer for all breaches of surviving warranties, representations and agreements hereunder exceed the amount of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) (the “Cap”), provided, however that there shall be no Cap or other limitation on Buyer’s right to recover damages for fraud of Seller. The warranties, representations and agreements of Seller as set forth in this Section 9.1 shall survive Closing and delivery of the Deed to Buyer for a period of nine months after the Closing Date (the “Survival Period”).
As used in this Agreement, any and all references to “Seller’s knowledge,” “Seller’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, of [omitted], Senior Transactions Associate, and [omitted], Property Manager.
9.2By Buyer. Buyer represents and warrants to Seller as of the Effective Date that:
a)Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.
b)Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.
c)Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.
d)Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.
e)No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.
f)None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”).
g)Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.
Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing that may affect the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

SECTION 10	DEFAULT.
10.1Seller Default. Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a material default by Seller which continues for two (2) days after written notice from Buyer, then Buyer shall have the right, as Buyer’s sole and exclusive remedy, to elect to either: (i) terminate this Agreement, in which event (x) Buyer shall receive the Earnest Deposit, (y) Seller shall pay Buyer all of Buyer’s actual out-of-pocket costs incurred in connection with this Agreement, including reasonable attorneys’ fees, not to exceed One Hundred Fifty Thousand Dollars ($150,000) (the “Reimbursement Amount”), and (z) neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination; or (ii) enforce specific performance of this Agreement, provided that such action must be commenced within sixty (60) days following Buyer’s discovery of Seller’s material default under this Agreement. No other remedy or relief shall be available to Buyer, and Buyer hereby waives any and all other remedies, including the right to sue Seller for damages.
10.2Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer breaches or defaults under this Agreement, or if Buyer otherwise fails to timely close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, and if such breach, default and/or failure by Buyer continues and is not fully cured within two (2) days after written notice from Seller, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy. Seller and Buyer acknowledge that: (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit is fair and equitable; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.

SECTION 11	BROKERS.
Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than Jones Lang LaSalle (the “Broker”), and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter. Seller shall pay Broker pursuant to a separate commission agreement. Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.

SECTION 12	EMINENT DOMAIN.
In the event of the taking (i) of more than five percent (5%) of the building(s) comprising a part of the Property or (ii) that would result in a termination right in favor of any Major Tenant, by eminent domain for any public or quasi-public use, or if notice of intent of such a taking or a sale in lieu of taking is received by Seller or Buyer, at or prior to the Closing,, Buyer shall have the right, to be exercised within fifteen (15) days after notice of such taking by written notice to Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination. In the event this Agreement is not terminated, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Property to be conveyed to Buyer. For clarity, Buyer and Seller acknowledge and agree that in the event Seller delivers notice to Buyer in accordance with the foregoing Section 12, in no event shall such notice of any new taking or intent of taking by eminent domain for any public or quasi-public use constitute a breach by Seller of Section 9.1(f) above, and Seller shall have no liability to Buyer therefor; provided, however, Buyer shall retain its rights under this Section 12.

SECTION 13	CASUALTY.
If prior to the Closing Date, (i) more than five percent (5%) of the building(s) comprising a part of the Property, are destroyed by fire or other casualty, or (ii) a fire or other casualty at the Property has occurred that would result in a termination right in favor of any Major Tenant, Seller shall notify Buyer in writing of such fact (which writing shall detail the amount of insurance recoverable) and, Buyer shall have the option to terminate this Agreement upon notice to Seller given within fifteen (15) days after Buyer’s receipt of Seller’s written notice aforesaid. Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other. If the transaction contemplated by this Agreement is consummated, then there shall be no reduction in the Purchase Price but Buyer shall be entitled to receive any proceeds of insurance under any policy(ies) of insurance applicable to the destruction or damage of the Property (including rental loss insurance), (b) Buyer shall receive a credit against the Purchase Price equal to the amount of any deductible, self-insurance, or co-payment amount under the policy(ies) of insurance applicable to the destruction or damage, and (c) Seller shall, at Closing, execute and deliver to Buyer all customary proofs of loss and other similar items.

SECTION 14	MISCELLANEOUS.
14.1Governing Law. This Agreement shall be governed by the laws of the State where the Property is located, without regard to rules regarding conflicts of laws.
14.2Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
14.3Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.

14.4Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.
14.5Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.
14.6Assignment. Buyer may assign its rights and obligations under this Agreement only with Seller’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that even with Seller’s prior written consent, any such assignment shall be on the condition that: (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least seven (7) days prior to Closing; and (ii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to an entity or entities affiliated and under common control with Buyer (each a “Permitted Assignee”) without Seller’s prior consent, provided, however any such assignment shall satisfy the conditions of (i) and (ii) of the preceding sentence. Notwithstanding any assignment pursuant to this Section 14.6, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.
14.7Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent next business day by delivery by a nationally recognized overnight courier, addressed as follows, or e-mail followed by another permitted means of delivery. Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or e-mail, or on the next business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller:	DDR Highland Village LP
c/o SITE Centers Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122
	Attn:	[omitted]
	E-mail:	[omitted]

With a copy to:	DDR Highland Village LP
c/o SITE Centers Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122
	Attn:	[omitted]
	E-mail:	[omitted]

And with a copy to:	Vorys, Sater, Seymour and Pease LLP
200 Public Square, Suite 1400
Cleveland, Ohio 44114
	Attn:	Nicholas R. House
	E-mail:	nrhouse@vorys.com

If to Buyer:	Sterling Organization
302 Datura Street, Suite 100
West Palm Beach, Florida 33401
	Attn:	Kubby Tischler
	E-mail:	ktischler@sterlingorganization.com

With a copy to:	D&K Law, P.A.
302 Datura Street, Suite 300
West Palm Beach, Florida 33401
	Attn:	Caitlin Steiger
	E-mail:	csteiger@diamondlawpa.com
14.8Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
14.9Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.

14.10Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.
14.11Confidentiality; Public Disclosure.
a)Prior to the Closing Date, Buyer will not make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property, except as required by law.
b)On or after the date that is two (2) business days after the Closing Date, Buyer and Seller and/or their respective agent (e.g., Broker) may each issue a press release with respect to this Agreement and the matters contemplated hereby; provided, however, that any such press release shall not mention the Purchase Price, the other party or the purported cap rate. In connection with the foregoing, the issuing party shall provide an advance written copy of such press release to the other party for such party’s prior approval (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the parties acknowledge and agree that each party and/or its parent entities may make any required public filings without the prior written approval of the other party.
14.12Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.
14.13Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.
14.14No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
14.15Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.
14.161031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant;

(ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section.
14.17Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. Notwithstanding the foregoing, Buyer and Seller expressly acknowledge and agree that the Friday after Thanksgiving shall in no event be deemed a business day under this Agreement. In the event that the expiration of any time period hereunder shall expire on a non-business day, then such time period shall be extended until the close of business on the next following business day.
14.18Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Texas. Additional information regarding radon and radon testing may be obtained from your county public health unit.
14.19Net Worth Covenant. Seller hereby represents, warrants, covenants and agrees with Buyer that, during the Survival Period, and thereafter for so long as any litigation filed prior to the expiration of the Survival Period is pending against Seller in respect of any post-Closing claim permitted under Section 9.1 of this Agreement (the “Net Worth Covenant Period”), Seller shall maintain a liquid tangible net worth, computed in accordance with generally accepted accounting principles, consistently applied, of at least Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00). Seller agrees that during the Net Worth Covenant Period, Seller shall not dissolve or liquidate the Seller entity and that it shall remain in valid existence, duly organized, and in good standing under the laws of the State of Delaware. The provisions of this Section 14.19 shall survive the Closing.
14.20Construction Projects.
a)Buyer and Seller are in agreement that the roofs of the Property are damaged (the “Roof Issues”) and require roof work. At Closing, Seller shall place a sum of money sufficient to cover all expenses related to the Roof Work, as determined pursuant to the terms of this provision, in Escrow with the Escrow Agent (the “Roof Escrow Funds”). In effort to further evaluate and confirm the appropriate scope of work related to the roofs, Buyer shall timely and prior to Closing perform additional roof inspections on all buildings other than the Truist Bank building, including taking corings of the roofs, in order to determine whether such roofs can be “re-covered” or, in the event that the damage is such that a re-covering is not feasible, must be fully torn off and replaced (such re-covering, replacement or combination thereof, the “Roof Work”). Once the additional roof inspections have been completed, Buyer shall promptly provide to Seller documentation from the roof contractor (“DCI”) of the inspection results and its determination regarding whether the roofs should be re-covered, must be replaced or some combination thereof. If DCI indicates that the roofs can be re-covered, then Seller shall escrow Roof Escrow Funds in an amount equal to $1,276,000.00 with Escrow Agent for the purpose of funding the Roof Work. Subject to Seller’s approval which, acting in good faith, may not be unreasonably withheld conditioned or delayed, if DCI indicates based on the findings of the additional inspections that the roofs must be replaced, then Seller shall escrow Roof Escrow Funds in an amount equal to $1,939,000.00 with Escrow Agent for the purpose of funding the Roof Work. If DCI indicates that portions of the roofs can be re-covered, but portions of the roofs must be replaced, then Seller shall escrow Roof Escrow Funds in an amount equal to a to-be-provided quote from DCI for such work (the “Quote”), which amount shall be (i) between $1,276,000.00 and $1,939,000.00 and (ii) subject to the parties’ reasonable approval. If prior to Closing, despite acting in good faith, Buyer and Seller are unable to agree upon the scope of the Roof Work and amount of required Roof Escrow Funds, Buyer shall have the right to terminate this Agreement and upon such termination (i) this Agreement shall terminate, (ii) the Escrow Agent shall return the Earnest Deposit to Buyer, and (iii) neither party shall have any further obligation or liability to the other except as specifically set forth herein. Buyer shall have 12 months from the date of Closing to complete the Roof Work and shall produce invoices for the Roof Work to Escrow Agent for payment. Upon receipt of any such invoice, the Escrow Agent shall promptly cause such amount as evidenced by the invoice to be paid out of the Roof Escrow Funds to the applicable party. Escrow Agent agrees to refund the balance of the Roof Escrow Funds, if any, to Seller upon receipt of Buyer’s confirmation that (i) the Roof Work has been completed, and (ii) all of Buyer’s vendors performing the Roof Work have been paid in full If any Roof Escrow Funds remain in escrow on the date that is 12 months from the date of Closing and no invoices have been submitted by Buyer which have not been paid by the Escrow Agent, then any remaining Roof Escrow Funds shall be released to the Seller.
b)It shall be a condition to Closing that (i) the work required pursuant to that certain contract for skylight replacement at the LA Fitness site dated July 6, 2023 by between Site Centers and Texas Fifth Wall Roofing Systems (the “Skylights Contract”) is completed, (ii) Seller shall have paid in full for such work and (iii) Seller shall have obtained and provided to Buyer and Title Company a lien release for such work.
c)Subject to the terms and conditions of this Section 14.20, Buyer acknowledges and agrees that (i) the Roof Escrow Funds is full consideration to Buyer in respect of the Roof Issues, (ii) Buyer waives and releases Seller from any claims, losses or liabilities resulting or arising from the Roof Issues, except as otherwise may be covered by a representation or warranty set forth herein, and (iii) the Roof Escrow Funds shall not be construed to amend the provisions of Section 7 of the Agreement, including, without limitation, the conveyance by Seller to Buyer of the Property in its “AS-IS” condition and the waivers of Buyer set forth in such Section 7. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall accept any Tenant Estoppel, including, without limitation, any Required Estoppel, that may reference in any manner any Roof Issues, if any, and any such Tennant Estoppel that references any such Roof Issues shall be deemed to be Qualifying Tenant Estoppels to the extent not otherwise defective, and counted towards satisfying the Tenant Estoppel Closing condition delivery requirements. The provisions of this Section 14.20 shall survive the Closing.
[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

SELLER:
DDR HIGHLAND VILLAGE LP,
a Delaware limited partnership

By:	DDR TX Holdings, its general partner

	By:	/s/ Michael Owendoff
	Print:	Michael Owendoff
	Title:	Deputy General Counsel

	Date:	December 15, 2023
BUYER:
CORE POWER HIGHLAND VILLAGE, LLC,
a Delaware limited liability company

By:	Core Power Holdings, LLC, a Delaware limited liability company, its Managing Member

	By:	Core Power, LLC, a Delaware limited liability company, its Managing Member

		By:	Sterling Core Power, LLC, a Delaware limited liability company, its Manager

			By:	/s/ Jordan Fried
			Name:	Jordan Fried
			Title:	Vice President
Date: December 18, 2023

ESCROW CONSENT AND ACKNOWLEDGMENT
The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. Receipt of the Earnest Deposit is hereby acknowledged. The undersigned agrees to hold and deliver the Earnest Deposit and Roof Escrow Funds in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Escrow No. [omitted]	By:	/s/ Rebecca S. Groetsch
(Print Name) Rebecca S. Groetsch
Authorized Representative

Date: December 19, 2023

4863-4772-2293.1

SCHEDULE 5.6
SECURITY DEPOSITS
[omitted]

SCHEDULE 5.7
LEASING COMMISSIONS; TENANT IMPROVEMENT ALLOWANCES
[omitted]

SCHEDULE 6.4
PERMITTED LEASING ACTIVITIES

None.

SCHEDULE 8.1
DUE DILIGENCE MATERIAL
[omitted]

EXHIBIT “A”
LEGAL DESCRIPTION OF PROPERTY
ALL OF LOTS 5 AND 7, BI.OCK 1 AND LOTS 4, 5 AND 6, BLOCK 2, MARKETPLACE AT HIGHLAND VILLAGE, an addition to the City of Highland Village, Denton County, Texas, according to the plat thereof recorded in Cabinet W, Page 594, Plat Records, Denton County, Texas.
LESS AND EXCEPT:
BEING 4,532 square feet (0.1040 acres) of land, more or less, situated in Denton County, Texas, in the J, W. Giddens Survey, Abstract Number 471, being a portion of Tract I described by Special Warranty Deed executed March 22, 2013, to DDR Highlands Village, LP, recorded in Instrument Number 2013-34134, Official Public Records, Denton County, Texas (O.P.R.D.C.T.), a portion of Lot 4, Block 2, A Final Plat of Lots 1-10, Block 1 and Lots 1-8, Block 2, Marketplace at Highland Village, an addition to the City of Highland Village, Denton County, Texas, as recorded in Cabinet W, Page 594, Plat Records, Denton County, Texas (P.R.D.C.T.), and being more particularly described by metes and bounds as follows:
COMMENCING at an “X” cut found being the northeast comer of said Lot 4 and the northwest comer of a tract of land described by Special Warranty Deed executed 02/13/2007, to Hayco Realty, LTD, recorded in Instrument Number 2007-18848, O.P.R.D.C.T. and further described as Lot 3, Block 2 of said plat;
THENCE South 22° 42’ 02” East, along the east line of said Lot 4 and the west line of said Lot 3, a distance of 349.04 feet to a 5/8 inch iron rod with TxDOT 1 3/4 inch pink plastic cap stamped “TXDOT SURVEY MARKER, RIGHT OF WAY MONUMENT" set ** in the proposed east right-of-way line of Farm to Market 2499 (F.M. 2499), a variable width right-of-way, being the POINT OF BEGINNING at Station 8+05.83, a distance of 482.19 feet Right of the proposed F.M. 2499 baseline and having Texas Coordinate System of 1983, North Central Zone (4202) surface coordinates of North 7,077,096.43 and East 2,403,264.57, adjusted using the TxDOT Denton County surface adjustment factor of 1.000150630, and being the northeast comer of herein described tract;
1)THENCE South 22° 42’ 02" East, along the east line of said Lot 4, the west line of said Lot said proposed east right-of-way line of F.M. 2499, and the east line of herein described tract, a distance of 13.53 feet to an “X” cut found at Station 7+93.37, a distance of 487.46 feet Right of the proposed F.M. 2499 baseline, being the southeast comer of said Lot 4, the southwest comer of said Lot 3, and the southeast comer of herein described tract at the intersection of said proposed cast right-of-way line of F.M. 2499 and the existing north right-of-way line of Farm to Market 407 (F.M. 407), a variable width right-of-way, in the north line of a tract of land described by deed to State of Texas, recorded in Volume 400, Pg. 67, Deed Records, Denton County, Texas (D.R.D.C.T.), and being the beginning of a non-tangent curve to the right;
Exhibit A – Page 1

2)THENCE along said non-tangcnt curve to the right, the south line of said Lot 4, the north line of said State of Texas tract, said existing north right-of-way line of F.M. 407, and the south line of herein described tract, an arc distance of 116.27 feet, through a central angle of 03° 34’ 36”, a radius of 1862.48 feet, and a long chord which bears South 72° 39’ 06” West, a chord distance of 116.25 feet to a 1/2 inch capped iron rod stamped “DUNAWAY ASSOC. LP” found being the east corner of a right-of-way dedication per said plat;
3)THENCE South 83° 45’ 18” West, along the south line of said Lot 4, the north line of said right-of-way dedication per plat, said existing north right-of-way line of F.M. 407, and the south line of herein described tract, a distance of 115.48 feet to a corner being the beginning of a non-tangent curve to the right, from which a 1/2 inch capped iron rod stamped “DUNAWAY ASSOC. LP” found bears North 32° 20’ 24” West, a distance of 0.26 feet;
4)THENCE along said non-tangent curve to the right, the south line of said Lot 4, the north line of said right-of-way dedication per plat, said existing north right-of-way line of F.M. 407, and the south line of herein described tract, an arc distance of 132.00, through a central angle of 04° 05’ 27”, a radius of 1,848.83 feet, and a long chord which bears South 80° 00' 31” West, a chord distance of 131.97 feet to an “X” cut found being the southwest corner of said Lot 4, the northwest corner of said right-of-way dedication per plat, and the southwest corner of herein described tract, in the existing east right-of-way line of said F.M. 2499 and the east line of a tract of land described by Special Warranty Deed executed June 15, 1995 to Denton County, Texas, recorded in Instrument Number 95-R0035626, O.P.R.D.C.T.;
5)THENCE North 00° 30’ 42” West, along the west line of said Lot 4, the east line of said Denton County tract, said existing east right-of-way line of F.M. 2499, and the west line of herein described tract, a distance of 12.26 feet to a 5/8 inch iron rod with TxDOT 1 3/4 inch pink plastic cap stamped “TXDOT SURVEY MARKER, RIGHT OF WAY MONUMENT” set *♦ at Station 7+34.03, a distance of 131.87 feet Right of the proposed F.M. 2499 baseline, being the northwest corner of herein described tract, at the intersection of said existing east right-of-way line of F.M. 2499 and said proposed cast right-of-way line of F.M. 2499, and being the beginning of a non-tangent curve to the left, from which a 1/2 inch capped iron rod stamped “DUNAWAY ASSOC. LP” found bears North 00° 30’ 42" West, a distance of 928.32 feet;
6)THENCE along said non-tangent curve to the left, said proposed east right-of-way line of F.M. 2499, and the north line of herein described tract, an arc distance of 118.04 feet, through a central angle of 03° 48’ 52”, a radius of 1,773.04 feet, and a long chord which bears North 80° 07’ 06” East, a chord distance of 118.02 feet to a 5/8 inch iron rod with TxDOT 1 3/4 inch pink plastic cap stamped “TXDOT SURVEY MARKER, RIGHT OF WAY MONUMENT” set ** at Station 7+54.77, a distance of 248.06 feet Right of the proposed F.M. 2499 baseline;
Exhibit A – Page 2

7)THENCE North 83° 48’ 53” East, along said proposed east right-of-way line of F.M. 2499 and the north line of herein described tract, a distance of 110.81 feet to a 5/8 inch iron rod with TxDOT 1 3/4 inch pink plastic cap stamped “TXDOT SURVEY MARKER, RIGHT OF WAY MONUMENT’ set ** at Station 7+67.16, a distance of 358.17 feet Right of the proposed F.M. 2499 baseline;
8)THENCE North 72° 5 5’ 22” East, along said proposed east right-of-way line of F.M. 2499 and the north line of herein described tract, a distance of 129.90 feet to the POINT OF BEGINNING, containing 4,532 square feet (0.1040 acres) of land, more or less.
Exhibit A – Page 3

EXHIBIT “B”
SITE PLAN OF PROPERTY

DETENTION POND
U-600
WALMART
203,000 SF
135
LA FITNESS
VILLAGE PKWY (FM2499)
JUSTIN RD (FM 407)

TENANT INDEX

100	DSW	20,085
105	DOLLAR TREE	9,697
110	T.J. MAXX/ HOMEGOODS	51,082
115	PETCO	15,214
120	CLOTHES MENTOR	4,032
125	ENTERPRISE RENT-A-CAR	1,410
130	ONE STOP NUTRITION	1,579
135	LA FITNESS	45,000
200	SOLA SALON STUDIOS	10,265
205	AVAILABLE	3,981
210	HEALTHSOURCE OF HIGHLAND VILLAGE	1,740
215	MASSAGE GREEN	2,185
300	TX SMOKE	1,540
305	AVAILABLE	2,732
310	AVAILABLE	2,089
315	POKEMOTO	1,652
320	AVAILABLE	2,830
325	LUXURY NAILS	1,828
330	TARO KITCHEN/COCKTAILS	2,837
335	AVAILABLE	3,169
400	PEARLE VISION	2,116
405	GLO TANNING	2,393
410	ASPIRE ALLERGY & SINUS	1,396
415	T-MOBILE	3,023
420	MCALISTER'S DELI	3,770
425	GRANITE & TILE OUTLET	1,354
430	FAST N FURIOUS JAPANESE GRILL	1,830
OP-500	BB&T	6,000
U-600	WALMART	203,000
U-OP01	THE TOASTED YOLK CAFE	5,740
U-OP02	FREDDY'S FROZEN YOGURT	2,063
U-OP03	ROSA'S CAFE	6,350
U-OP04	BIG FROG,SALON VINCENT & VILLAGE DENTIST	5,600
U-OP05	HILLSIDE GRILL	4,950
U-OP06	ER OF TEXAS	5,459
U-OP07A	BERRIES & BATTER/ FRENZEL CPA/ OVERHEAD DOOR	10,500
U-OP07B	AVAILABLE	24,887
U-OP08	KIDS FIRST PEDIATRIC OFFICE	7,310
U-OP09	VILLAGE PARKWAY DENTAL	4,237
U-OP10	PEDIATRIC DENTAL WORLD	6,572

OUTPARCEL INDEX

OP1	AVAILABLE	0.882 AC

AVAILABLE

THE MARKETPLACE AT HIGHLAND VILLAGE

3060 Justin Road (FM 407)
HIGHLAND VILLAGE, TX 75077

Latitude: 33.0745, Longitude: -97.0808

THIS DRAWING IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS INTENDED FOR USE AS A REFERENCE ONLY. THIS DRAWING IS NOT INTENDED TO REPRESENT THE ACTUAL SIZE, DIMENSIONS, OWNERSHIP, OR TENANCY OF THE MATTERS DEPICTED. ANY AND ALL FEATURES AND INFORMATION ARE FOR ILLUSTRATIVE PURPOSES ONLY, AND ARE SUBJECT TO CHANGE WITHOUT NOTICE.

3300 Enterprise Parkway, Beachwood, OH 44122
Fax 216 . 755 . 1500 Phone 216 . 755 . 5500

2023/08/15
A21135

Exhibit B – Page 1

EXHIBIT “C”
LEASES, CABLE AGREEMENTS AND TEMPORARY OCCUPANCY AGREEMENTS (IF ANY)
[omitted]
Exhibit C – Page 1

EXHIBIT “D”
ASSIGNMENT OF LEASES AND GUARANTIES
THIS ASSIGNMENT OF LEASES AND GUARANTIES (this “Assignment”) is made and entered into as of this ____ day of _______________, 202__, (the “Effective Date”) by and between _________________________, a(n) _____________________ (“Assignor”), and _________________________, a(n) _____________________ (“Assignee”).
W I T N E S S E T H:
For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the conveyance by Assignor to Assignee of all that real property and property rights particularly described on Exhibit “A”, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys, and assigns to Assignee all of Assignor's right, title, and interest in and to:
(i)     all tenant leases of space or property within the Property and under any and all guaranties thereof or relating thereto, including, without limitation, the leases and related security deposits (if any) set forth on Exhibit “B” attached hereto and incorporated herein by this reference (hereinafter collectively referred to as the “Leases”);
(ii)     all cable agreements, license agreements and other temporary occupancy agreements in effect with respect to the Property, as and if any, including, without limitation, the cable agreements, license agreements, temporary occupancy agreements and related security deposits (if any) set forth on Exhibit “C” attached hereto and incorporated herein by this reference (hereinafter collectively referred to as the “Temporary Occupancy Agreements”);
(iii)    (iv)    all security deposits, as and if any, currently held by Assignor under the Leases and the Temporary Occupancy Agreements; and
(v)    all rents, issues, and profits under the Leases and the Temporary Occupancy Agreements.
Assignee, by its acceptance hereof, does hereby assume and agree to perform any and all obligations and duties of Assignor as “landlord”, “lessor”, “licensor” or otherwise under the Leases and the Temporary Occupancy Agreements, first arising from and after the date hereof.
This Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto. This Assignment shall be governed by, and construed under, the laws of the State where the Property is located.
The parties hereto agree that this Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute a fully-executed and binding original instrument.
[remainder of page intentionally left blank; signatures to follow]
Exhibit D – Page 1

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed the day and year first above written.

ASSIGNEE:

Signed, sealed and delivered in the presence of:		,
a

By:
Unofficial Witness		Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)
BEFORE ME, a Notary Public in and for said County and State, appeared ______________________, a(n) _________________ by _____________________, its ___________________, who acknowledged that he/she did sign the foregoing instrument on behalf of said entity and that the same is his/her free act and deed both individually and as such officer and the free act and deed of said entity.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ________________________, this _____ day of _____________ 202__.

Notary Public

My Commission Expires:
Exhibit D – Page 2

ASSIGNEE:

Signed, sealed and delivered in the presence of:		,
a

By:
Unofficial Witness		Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)
BEFORE ME, a Notary Public in and for said County and State, appeared ______________________, a(n) _________________ by _____________________, its ___________________, who acknowledged that he/she did sign the foregoing instrument on behalf of said entity and that the same is his/her free act and deed both individually and as such officer and the free act and deed of said entity.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ________________________, this _____ day of _____________ 202__.

Notary Public

My Commission Expires:
Exhibit D – Page 3

EXHIBIT “E”
TENANT NOTICE LETTER
(Landlord)
c/o SITE Centers Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122
____________ ___, 202__
«Tenant2»
«Company»
«Address1»
«Address2»
«City», «State» «PostalCode»
«Attn»
Re:     Notice to Tenants of                 (the “Premises”); «TradeDBA_Name»
Dear Tenant:
Please be advised that on (date of sale) , 202 (the “Effective Date”), the Premises was conveyed and the landlord’s interest in your lease (the “Lease”) was assigned by ____________________ (the “Landlord”) to ____________________(the “Buyer”). The purpose of this letter is to inform you of the acquisition and to facilitate ongoing communication.
In connection with such sale, Landlord as seller, has assigned and transferred its interest in your lease to Buyer, and Buyer has assumed and agreed to perform all of Landlord’s obligations under the Lease. Accordingly, (i) all of your obligations as tenant under the lease from and after Effective Date (including, but not limited to, your obligations to pay rent) shall be performable to and for the benefit of Buyer, its successors and assigns, and (ii) all of the obligations of the landlord under the lease from and after the Effective Date shall be binding obligations of Buyer, and its successors and assigns, and Landlord shall have no further obligations under the lease.
Until otherwise directed by Buyer, communications with Buyer with respect to the following matters should be directed as follows:
I.    Rent.     All rents, additional rents and other charges under the lease for periods from and after the Effective Date are to be made payable to Buyer at the following address:
Exhibit E – Page 1

Attention:
All rental payments and other monies due under your Lease for periods prior to the Effective Date, should be made payable to (Landlord) and mailed to: (Landlord), c/o SITE Centers Corp., 3300 Enterprise Parkway, Beachwood, Ohio 44122.
II.    Notices. All notices and other communications to the landlord under your Lease shall be delivered to Buyer at the following address:

Attention:
III.     Personnel. If you have specific questions, please feel free to contact any of the following persons:
The contact person with respect to operational matters is:

Phone:
E-mail:
The contact person for leasing is:

Phone:
E-mail:
The contact for accounting is:

Phone:
E-mail:
Please amend the insurance policies, which you are required to maintain under, your lease to delete Landlord as an additional insured thereunder and to include Buyer as an additional insured thereon.
We appreciate your patience and cooperation during this transition.
Exhibit E – Page 2

SELLER:

By:
Name:
Title:
Exhibit E – Page 3

BUYER:

By:
Name:
Title:
Exhibit F – Page 4

EXHIBIT “F”
BILL OF SALE AND GENERAL ASSIGNMENT
This BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is made and entered into as of the ___ day of             , 202__, by and between _________________________, a(n) _____________________ (“Assignor”), and _________________________, a(n) _____________________ (“Assignee”).
R E C I T A L S:
A.    Assignor and _____________________ (predecessor-in-interest to Assignee) entered into that certain Purchase Agreement dated as of ____________________, 202__ (as amended, the “Agreement”) with respect to the sale of the “Property” described therein. All capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.
B.    Assignor desires to assign and transfer to the Assignee all of Assignor's right, title and interest, if any, in and to the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits; and Assignee desires to accept such assignment and to assume the foregoing from and after the date hereof.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby assigns and transfers to Assignee as of the date hereof, on a quit claim and “as is” “where is” basis, and without representation or warranty, all of Assignor’s right, title and interest, if any, in and to the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits.
2.    Assignee hereby accepts the above assignment and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor in connection with the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits from and after the date hereof.
3.    This Assignment shall be subject to the terms and provisions of the Agreement and shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.
4.    This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State where the Property is located.
5.    The parties hereto agree that this Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute a fully-executed and binding original instrument.
[Remainder of this page intentionally left blank; signature page immediately follows]
Exhibit F – Page 1

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.
ASSIGNOR:

,
a(n)

By:
Printed Name:
Title:
ASSIGNEE:

,
a(n)

By:
Printed Name:
Title:
Exhibit G – Page 2

EXHIBIT “G”
FORM OF TENANT ESTOPPEL CERTIFICATE
«TradeDBA_Name»
TO:    «Buyer», a ______________ company (“Buyer”)
«Remit_To_Name», a              (“Landlord”)
(Lender), a ________________company (“Lender”)
«Shopping_Center_Name», «Shopping_Center_City_State» (the “Property”)
The undersigned, the tenant (“Tenant”) under a certain lease agreement, a true description of which, with all amendments thereto, is attached hereto as Exhibit A (“Lease”), for space known as Suite No. «Suite_ID» at the Property (“Leased Premises”) does hereby certify as follows:
1.    The Tenant is «Tenant_Legal_Name». The Lease is presently in effect and unmodified, except as set forth in Exhibit A and contains all of the understandings and agreements between Landlord and Tenant with respect to the Leased Premises. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises, or the Property.
2.    The Lease rent commencement date is «Rent_Start_Date», and continues through «Lease_End_Date». There are no termination options, renewal options or extension options regarding the Leased Premises, except the following: _________________________________________________.
3.    There are no purchase options or rights of first refusal regarding the Leased Premises, or the property on which the Leased Premises are located (or any portion thereof) and Tenant does not have any right or option for additional space in the Property, except as follows (if left blank, will be deemed to be none): _________________________________________.
.    Tenant has accepted possession of and occupies the entire Leased Premises under the Lease, and any improvements required by the terms of the Lease to be made by the Landlord have been completed, and any allowances, payments, credits or abatements required to be given or paid by Landlord to Tenant have been given or paid in full. No free rent periods remain or have been granted to Tenant.
5.    The Tenant is paying «Base_RentMo» per month as base rent to Landlord under the Lease, which rent obligation is continuing and has been paid through and including _______________________, 202__. All additional rent, percentage rent, Tenant’s proportionate share of real estate taxes and insurance, common area maintenance charges, contributions to any merchant’s association or promotional fund and all other sums or charges due and payable under the Lease by Tenant have been paid through the month of ____________, 20 ___.
Exhibit G – Page 1

6.    Tenant pays its actual pro rata share of real estate taxes, insurance and Common Area charges in accordance with the applicable provisions of the Lease, currently in the amounts of $__________ per month for real estate taxes, $__________ per month for insurance, and $___________ per month for Common Area charges. The amount of said payment(s) are not fixed by the Lease but determined annually by Landlord in accordance with Landlord’s pro forma budget, in accordance with the applicable provisions of the Lease, subject to reconciliation annually by Landlord in accordance with the applicable provisions of the Lease.
7.    Year-end reconciliations have been paid through 20__and there are no outstanding disputes with respect to such reconciliations.
8.    Square footage of the Leased Premises: «Suite_SQFT» sq. ft.
9.    No rent under the Lease has been paid more than thirty (30) days in advance of its due date.
10.    Tenant is not in default under the Lease, and, to the best of Tenant’s knowledge and belief, Landlord is not in default in any respect under the Lease. Tenant has no claim, charge, defense or offset against any rents payable under the Lease. As of the date hereof, there is no event or condition that would permit Tenant to pay reduced rent under, or terminate, the Lease based upon any co-tenancy clause, any failure of Tenant to achieve any minimum threshold of sales from its leased premises, or any violation of any exclusivity clause.
11.    Tenant has not assigned, transferred, or hypothecated its interest under the Lease, or subleased any portion of the Leased Premises, except as follows (if left blank will be deemed to be “none”):

12.    Tenant has not made any payment to Landlord as a security deposit or rental deposit except any payment expressly provided for in the Lease as follows: «Security_Deposit».
13.     No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
14.    The person signing this letter on behalf of Tenant is a duly authorized representative of Tenant.
15.    All guarantors of the Lease are identified below:

Exhibit G – Page 2

The foregoing provisions may be relied on by, and shall inure to the benefit of, all of the addressees set forth above and their respective successors and assigns, as well as their lenders (and such lenders’ successors and assigns), and shall be binding upon the undersigned and their successors and assigns.
Date: _______________________, 202__

TENANT:

«Tenant_Signatory_Name»

By:
Name:
Title:
Exhibit H – Page 3

EXHIBIT “H”
TITLE AFFIDAVIT
OWNER'S AFFIDAVIT

STATE OF	)
	)	SS.
COUNTY OF	)
The undersigned, __________________, a(n) __________________ (referred to herein as “Owner”), being duly sworn according to law, deposes and states that:
1.Reference is hereby made to the real property located in City of ____________, County of _______________, State of ______________ commonly known as ____________________ and which is more particularly described in Exhibit A (the “Property”) to _______________ Title Insurance Company (the “Title Company”) Commitment No. _________________ (the “Commitment”). This Affidavit is being executed by ________________, the _________________ of Owner.
2.Owner is authorized to execute this affidavit and has the ability to execute all instruments necessary to convey the Property pursuant to authority under the applicable organizational and governance documents of Owner.
3.Owner is in good standing in its state of formation.
4.To Owner’s actual knowledge, without investigation or inquiry, there are no unrecorded documents affecting title to the Property entered into by Owner and no other person or entity that has a legal or equitable right to the Property, in each case other than (a) any matters contained in the real property records of the county in which the Property is located, (b) any matters set forth in the leases or other occupancy agreements with the parties identified on the Rent Roll for the Property dated __________, which has been disclosed to the Title Company, and (c)_________________ [list any other unrecorded documents].
5.To Owner’s actual knowledge, without investigation or inquiry, Owner has received no actual, written notice of any taxes and/or special assessments affecting the Property other than those shown on the title commitment and as disclosed in the tax assessor’s records.
6.To Owner’s actual knowledge, without investigation or inquiry, there are no unpaid bills or claims for labor or services performed or materials furnished or delivered during the last three (3) months for alterations, repair, work, or new construction on the Property by Owner that have not been paid in full other than _____________.
Exhibit H – Page 1

7.To Owner’s actual knowledge, without investigation or inquiry, no proceeding in bankruptcy has been instituted within the past three (3) years by or against Owner, nor has Owner made any assignment for the benefit of creditors within the past three (3) years.
8.To Owner’s actual knowledge, without investigation or inquiry, there is no action or proceeding asserted against Owner relating to the Property in any state or federal court in the United States, nor are there any state or federal judgments or any federal liens of any kind or nature whatsoever which now constitutes a lien or charge upon the Property.
9.This affidavit is given to induce the Title Company to issue that certain title policy in favor of ___________________, pursuant to the Commitment, with full knowledge that it will be relying upon the accuracy of same.
Deponent:

,
a(n)

By:
Printed Name:
Title:

Date:	,	202
Sworn to and subscribed before me this _______, day of ________________, 202__.

Notary Public
My Commission Expires:

NOTARIAL SEAL)
Exhibit I – Page 1

EXHIBIT “I”
SELLER’S BRING DOWN CERTIFICATE
UPDATED REPRESENTATION CERTIFICATE
The undersigned, as Seller under that certain Purchase Agreement (“Purchase Agreement”) dated as of _____________, by and between ____________________ (“Seller”) and ___________________________ (“Buyer”), hereby updates the representations and warranties of Seller set forth in Section 9.1 of the Purchase Agreement as follows:
1.Exhibit C to the Purchase Agreement is hereby deleted in its entirety and is replaced with Exhibit C attached hereto.
2.
3.

Seller’s liability hereunder shall be subject to the limitations set forth in the Purchase Agreement.
Dated as of this ____ day of _________________, 202__.
[_________________________]

By:
Name:
Title:
[Add exhibits accordingly]
    Exhibit J – Page 1

EXHIBIT “J”
FORM OF DEED
After Recording Return to:
[_________________________]
c/o The Sterling Organization, LLC
302 Datura Street, Suite 100
West Palm Beach, Florida 33401
Attention: Accounts Payable
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DENTON	§
SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made as of _____________________, 202_, by DDR HIGHLAND VILLAGE LP, a Delaware limited partnership, having an address at c/o SITE Centers Corp., 3300 Enterprise Parkway, Beachwood, Ohio, 44122 (“Grantor”), and in favor of _____________________________, a Delaware limited liability company, having an address at c/o The Sterling Organization, LLC, 302 Datura Street, Suite 100, West Palm Beach, Florida 33401 (“Grantee”).
RECITALS
WITNESSETH, that for and in consideration of the sum of Ten Dollars ($10.00) paid by Grantee to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY unto Grantee the land located in Denton County, Texas, and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”).
TOGETHER with all improvements owned by Grantor located thereon, and all rights, easements, privileges, appurtenances and advantages belonging or appertaining thereto (together with the Land, the “Real Property”).
    Exhibit J – Page 1

This conveyance is made by Grantor and accepted by Grantee subject to the matters of record to the extent such matters are still in existence, valid and affect the Real Property (the “Permitted Exceptions”).
TO HAVE AND TO HOLD the Real Property unto Grantee, its legal representatives, successors and assigns; and Grantor does hereby bind Grantor, Grantor’s legal representatives, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Real Property unto the said Grantee, its legal representatives, successors and or assigns, against every person whomsoever claiming or to claim the same or any part thereof, by through and under the undersigned, subject to the Permitted Exceptions.
[Signature Follows]
    Exhibit J – Page 2

IN WITNESS WHEREOF, Grantor has executed and delivered this Special Warranty Deed as of the date first written above.

GRANTOR
DDR HIGHLAND VILLAGE LP,
a Delaware limited partnership

By:	DDR TX Holdings, its general partner

By:
Name:
Title:

STATE OF	)

	)	to wit:

COUNTY OF	)

I hereby certify that on the ___ day of __________, 202__, before me, the undersigned notary public, personally appeared _________________________, who acknowledged her/himself to be the                  of DDR TX Holdings, LLC, the general partner of DDR Highland Village LP, a Delaware limited partnership, being authorized to do so, executed this Deed for the purposes contained therein, for and on behalf of DDR TX Holdings, LLC, the general partner of DDR Highland Village LP, a Delaware limited partnership.
IN WITNESS WHEREOF, I set my hand and official seal.
[NOTARY SEAL]\

Notary Public

My Commission Expires:

    Exhibit A – Page 3

EXHIBIT A
LEGAL DESCRIPTION
[TO BE INSERTED]